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                                                                     Exhibit 5.1


                         Northrop Grumman Corporation
                            1840 Century Park East
                         Los Angeles, California 90067

                                                                   May  23, 2001

Northrop Grumman Corporation
1840 Century Park East
Los Angeles, California 90067

     Ladies and Gentlemen:

     I am a member of the bars of the States of New York and California. I am also Corporate Vice President and Secretary of Northrop Grumman Corporation, a Delaware corporation (the "Company"). I am familiar with the Registration Statement on Form S-4 (the "Registration Statement") being filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended, in connection with the Company's registration of shares of common stock, par value $1.00 per share (the "Northrop Grumman Shares"), to be issued in exchange for shares of common stock, par value $0.01 per share (the "Common Stock"), including the associated Series A participating cumulative preferred stock purchase rights (the "Rights" and, together with the Common Stock, the "Newport News Shares"), of Newport News Shipbuilding Inc., a Delaware corporation ("Newport News").

     I have examined the Company's certificate of incorporation and bylaws and originals or copies certified or otherwise identified to my satisfaction of such other documents, corporate records, certificates of public officials and other instruments as I have deemed necessary or advisable for the purpose of rendering this opinion.

     Based on the foregoing, I am of the opinion that the Northrop Grumman Shares will, when issued in exchange for Newport News Shares as contemplated by the prospectus (the "Prospectus") forming part of the Registration Statement, be duly authorized, validly issued, fully paid and non-assessable.

     I hereby consent to the use of my name under the caption "Legal Matters" in the Prospectus and to the inclusion of this opinion as an Exhibit to the Registration Statement.

                                         Very truly yours,

                                         ____________________
                                         Name: John H. Mullan

                                         Title:  Corporate Vice President and
                                                 Secretary